UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2017
Date of Report (Date of earliest event reported)

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane, Ste. 100 Reno, Nevada 89511
(Address of Principal Executive Offices)

(775) 688-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On August 24, 2017, AMERCO (the “Company”) held its 2017 Annual Meeting of Stockholders. At such meeting our stockholders voted upon and approved: (i) the election of Edward J. Shoen, James E. Acridge, John P. Brogan, John M. Dodds, James J. Grogan, Karl A. Schmidt and Samuel J. Shoen as directors of the Company, to serve until the 2018 Annual Meeting of Stockholders of the Company (“Proposal 1”); (ii) an advisory vote on the approval of compensation paid to the Company’s Named Executive Officers (“Proposal 2”); (iii) an advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (once every year, once every two years or once every three years) (“Proposal 3”); (iv) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2018 (“Proposal 4”) and (v) a proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board of Directors and executive officers of the Company, with respect to AMERCO, its subsidiaries, and its various constituencies, for the fiscal year ended March 31, 2017 (“Proposal 5”).

The following table sets forth the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted on at the 2017 Annual Meeting of Stockholders of AMERCO.

	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-votes
Proposal 1
Edward J. Shoen	15,222,102	-	1,553,343	-	931,900
James E. Acridge	16,711,143	-	64,302	-	931,900
John P. Brogan	16,483,910	-	291,535	-	931,900
John M. Dodds	16,590,354	-	185,091	-	931,900
James J. Grogan	16,722,232	-	53,213	-	931,900
Karl A. Schmidt	16,722,316	-	53,129	-	931,900
Samuel J. Shoen	15,127,445	-	1,648,000	-	931,900

Proposal 2	16,645,069	109,939	-	20,437	931,900

Proposal 3: (once every year)	2,942,688	-	-	-	-
Proposal 3: (once every two years)	46,138	-	-	-	-
Proposal 3: (once every three years)	13,762,309	-	-	-	-
Proposal 3	-	-	-	24,310	931,900

Proposal 4	17,656,131	40,411	-	10,803	-

Proposal 5	14,233,073	2,518,261	-	24,111	931,900

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2017

AMERCO

/s/ Jason A. Berg

Jason A. Berg

Chief Financial Officer